UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 15, 2023

SSR Mining Inc.
(Exact name of Registrant as Specified in Its Charter)

British Columbia
(State or Other Jurisdiction of Incorporation)

001-35455
(Commission File Number)

98-0211014
(I.R.S. Employer Identification No.)

6900 E. Layton Ave., Suite 1300, Denver, Colorado USA 80237
(Address of principal executive offices) (zip code)

(303) 292-1299
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares without par value	SSRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 1.01. Entry Into a Material Definitive Agreement.

On August 15, 2023, SSR Mining Inc., a British Columbia corporation (the “Company”), entered into an amended and restated Credit agreement (the “Amended and Restated Credit Agreement”) among the Company, as borrower, the Lenders from time to time parties thereto, as lenders, The Bank of Nova Scotia, as administrative agent, The Bank of Nova Scotia and Canadian Imperial Bank of Commerce, as issuing banks, co-lead arrangers and joint bookrunners, and Royal Bank of Canada and Bank of Montreal, as co-syndication agents. The Amended and Restated Credit Agreement amended and restated the Company’s existing credit agreement, originally entered into on or about August 4, 2015, as amended (the “Existing Credit Agreement”). As of the most recent refinancing in 2021, the Existing Credit Agreement provided the Company with a $200 million revolving credit facility.

The Amended and Restated Credit Agreement amends and restates the Existing Credit Agreement to, among other things,(i) increase the principal amount of the revolving credit facility available to the Company to $400 million, with a $100 million accordion feature, (ii) extend the maturity date to August 2027, (iii) replace Canadian Imperial Bank of Commerce with The Bank of Nova Scotia as administrative agent, and add The Bank of Nova Scotia as an issuing bank, co-lead arranger and joint bookrunner together with Canadian Imperial Bank of Commerce, and (iv) release certain real property previously secured by the Lenders. The Amended and Restated Credit Agreement also incorporates terms previously included in standalone amendments to the Existing Credit Facility. Under the terms of the Amended and Restated Credit Agreement, amounts that are borrowed will incur variable interest at the secured overnight financing rate plus an applicable margin. The margin will be determined based on the Company’s net leverage ratio and amounts drawn and will range from 2.00% to 2.75%.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K. Capitalized terms used but not defined herein have the meanings ascribed to them in the Amended and Restated Credit Agreement.

A copy of the news release is furnished herewith as Exhibit 99.1 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1
Amended and Restated Credit Agreement among SSR Mining Inc., as Borrower, the Lenders from time to time parties thereto, as Lenders, The Bank of Nova Scotia, as Administrative Agent, The Bank of Nova Scotia and Canadian Imperial Bank of Commerce, as Issuing Banks, Co-Lead Arrangers and Joint Bookrunners, and Royal Bank of Canada and Bank of Montreal, as Co-Syndication Agents.

99.1	News Release, dated August 15, 2023, announcing $400 million senior secured revolving credit facility.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SSR Mining Inc.

By:	/s/ Michael J. Sparks
Name:	Michael. J. Sparks
Title:	Executive Vice President and Chief Legal & Administrative Officer

Dated: August 16, 2023